UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 13, 2005

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-549747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

817 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 13, 2005, First Security signed a listing agreement with Nasdaq Stock Market, Inc. and applied to have its common stock listed on the Nasdaq National Market under the symbol “FSGI.” Although there is no assurance that our application will be approved, we believe we meet the eligibility requirements for listing. As a result, First Security will need to meet the continuing eligibility requirements of companies listed on the Nasdaq National Market.

Item 8.01.	Other Events

First Security issued a press release on June 13, 2005 announcing that it had filed a registration statement with the Securities and Exchange Commission relating to the proposed public offering of 4,500,000 shares of its common stock. A copy of the press release is attached as Exhibit 99.1 hereto.

The information contained or referenced to in this report, including the text of the attached press release, is furnished or referred to by First Security Group pursuant to Regulation FD promulgated by the Securities and Exchange Commission and pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless First Security Group specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing or referring to this information, First Security makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD or that the information includes material investor information that was not previously publicly available.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Date: June 13, 2005	By: /s/ William L. Lusk, Jr.
Name: William L. Lusk, Jr.
Title: Chief Financial Officer